Exhibit 99.(d)(xi)(c)

SCHEDULE A

Fund	Expense Limit
Schwab Target 2010 Index Fund	0.08%
Schwab Target 2015 Index Fund	0.08%
Schwab Target 2020 Index Fund	0.08%
Schwab Target 2025 Index Fund	0.08%
Schwab Target 2030 Index Fund	0.08%
Schwab Target 2035 Index Fund	0.08%
Schwab Target 2040 Index Fund	0.08%
Schwab Target 2045 Index Fund	0.08%
Schwab Target 2050 Index Fund	0.08%
Schwab Target 2055 Index Fund	0.08%
Schwab Target 2060 Index Fund	0.08%
Schwab Target 2065 Index Fund	0.08%

Dated as of February 25, 2021